                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 21.1


                           Subsidiaries of Registrant
                           --------------------------


Name                                      Jurisdiction of Organization
----                                      ----------------------------
Athena Net India Pvt. Ltd.                 India